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                                                              Exhibit 99.11(a)



                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of Post-Effective Amendment No. 16 to the registration statement on Form N-1A (the "Registration Statement") of our report dated June 25, 1997, relating to the financial statements and financial highlights of the High Yield Series, Insured Series, and Intermediate Series (the "Funds"), constituting the Prudential Municipal Bond Fund, which appears in such Statement of Additional Information, and to the incorporation by reference of our report in the Prospectuses which constitute parts of this Registration Statement. We also consent to the reference to us under the heading "Custodian, Transfer and Dividend Disbursing Agent and Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectuses.

We also hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of Post-Effective Amendment No. 17 to the registration statement on Form N-1A of our report dated June 25, 1997, referred to above, and we also consent to the incorporation of the reference to us under the heading "Custodian, Transfer and Dividend Disbursing Agent and Independent Accountants" in the Statement of Additional Information and to the incorporation of the reference to us under the heading "Financial Highlights" in the Prospectuses constituting parts of the Registration Statement.


PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
June 25, 1997